UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

Health Grades, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 716-0041

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Amendment No. 3 to Agreement and Plan of Merger

On September 15, 2010, Health Grades, Inc., a Delaware corporation (the “Company”), Mountain Acquisition Corp., a Delaware corporation (“Parent”), Mountain Merger Sub Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”), and Mountain Acquisition Holdings, LLC, a Delaware limited liability company (“Holdings”), entered into Amendment No. 3 (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger among the Company, Parent, Purchaser and Holdings, dated as of July 27, 2010 and amended as of August 9, 2010 and as of September 9, 2010 (as amended, the “Merger Agreement”).  The Merger Agreement Amendment provides for (i) the creation of an independent committee of the Company’s board of directors (the “Independent Committee”) to review, consider, recommend, negotiate and approve any Acquisition Proposal (as defined in the Merger Agreement) received during the pendency of the cash tender offer by Purchaser to acquire all of the shares of the Company’s common stock (the “Offer”); (ii) the extension of the initial expiration of the Offer to 9:00 AM, New York City time, on October 7, 2010, which may be extended for 10 business days if the Company delivers written notice to Parent prior to 12:01 a.m., New York City time, on October 7, 2010 that it has validly received and is considering, in each case in accordance with Section 7.6 of the Merger Agreement, an Acquisition Proposal (with each reference in the definition thereof to “15%” replaced with “50.1%”) that the Company’s board of directors or the Independent Committee shall have determined in good faith constitutes, or is reasonably likely to result in, a Superior Proposal; (iii) the modification of the Minimum Condition (as defined in the Merger Agreement) to include a requirement that a majority of all outstanding shares not subject to Support Agreements (as defined in the Merger Agreement) be validly tendered and not withdrawn; (iv) the reduction, from $9,550,000 to $7,346,000, of the termination fee which may be required to be paid by the Company to Holdings in the event the Merger Agreement is terminated under certain circumstances; and (v) the reduction from five business days to three business days for written notice to be provided to Parent before the Company may enter into a Superior Proposal (as defined in the Merger Agreement).  The foregoing description of the Merger Agreement Amendment is qualified in its entirety by reference to the Merger Agreement Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 1 to Tender and Support Agreements

On September 15, 2010, in connection with the execution of the Merger Agreement Amendment, each of Kerry Hicks, Allen Dodge, Wes Crews and David Hicks, the Company’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Executive Vice President and Chief Information Officer, respectively (each, a “Stockholder”), entered into an Amendment No. 1 (a “Support Agreement Amendment”) to the Tender and Support Agreement among such Stockholder, Parent, Purchaser and the Company, dated as of July 27, 2010 (as amended, a “Support Agreement”). Pursuant to each Support Agreement Amendment, each Stockholder has agreed to enter into an agreement comparable to such Stockholder’s Support Agreement with respect to any transaction that the Independent Committee determines is a Superior Proposal (as defined in the Merger Agreement) and with respect to which the Company enters into a definitive agreement after terminating the Merger Agreement.  The foregoing description of the Support Agreement Amendments is qualified in its entirety by reference to the form of Support Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01               Other Events.

On September 15, 2010, Company, Parent, Purchaser, Holdings and Vestar Capital Partners V, L.P. entered into a Memorandum of Understanding (the “Memorandum”), pursuant to which the Merger Agreement Amendment and the Support Agreement Amendments were entered into, that outlines the terms of the parties’ agreement in principle to settle the actions pending in the Delaware Court of Chancery captioned Peter P. Weigard v. Hicks, et al., C.A. No. 5732-VCS, and Tove Forgo v. Health Grades, Inc., et al., C.A. No. 5716-VCS.  The terms of the proposed settlement are subject to approval by the Delaware Court of Chancery.  The foregoing description of the Memorandum is qualified in its entirety by reference to the Memorandum, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 16, 2010, the Company issued a press release announcing the execution of the Memorandum, the Merger Agreement Amendment and the Support Agreement Amendments.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

2.1           Amendment No. 3 to Agreement and Plan of Merger by and among Health Grades, Inc., Mountain Acquisition Corp., Mountain Merger Sub Corp. and Mountain Acquisition Holdings, LLC, dated as of September 15, 2010.

10.1         Form of Amendment No. 1 to Tender and Support Agreement.

99.1         Memorandum of Understanding, dated as of September 15, 2010, among the parties in the actions pending in the Delaware Court of Chancery captioned Peter P. Weigard v. Hicks, et al., C.A. No. 5732-VCS, and Tove Forgo v. Health Grades, Inc., et al., C.A. No. 5716-VCS.

99.2         Press Release of Health Grades, Inc., dated September 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC.

By:	/s/ Allen Dodge
Allen Dodge Executive Vice President and Chief Financial Officer

Dated: September 15, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1

Amendment No. 3 to Agreement and Plan of Merger by and among Health Grades, Inc., Mountain Acquisition Corp., Mountain Merger Sub Corp. and Mountain Acquisition Holdings, LLC, dated as of September 15, 2010.

10.1	Form of Amendment No. 1 to Tender and Support Agreement.

99.1

Memorandum of Understanding, dated as of September 15, 2010, among the parties in the actions pending in the Delaware Court of Chancery captioned Peter P. Weigard v. Hicks, et al., C.A. No. 5732-VCS, and Tove Forgo v. Health Grades, Inc., et al., C.A. No. 5716-VCS.

99.2	Press Release of Health Grades, Inc., dated September 16, 2010.